UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2010
CYPRESS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12943	22-2389839
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4350 Executive Drive, Suite 325, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 452-2323
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 30, 2010, Cypress Bioscience, Inc. (the “Company”) received a notice from The NASDAQ Stock Market that the Company was in noncompliance with NASDAQ Marketplace Rule 5605 due to the resignation of Jean-Pierre Millon from the Company’s Board of Directors and concurrent resignation from the Audit Committee of the Board of Directors (the “Audit Committee”) as previously reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2010 (the “Prior 8-K”).
As disclosed in the Prior 8-K, NASDAQ Marketplace Rule 5605(c)(2)(A) requires an issuer to, among other things, have an audit committee comprised of at least three independent directors. Mr. Millon was the third independent director on the Audit Committee, in addition to Roger Hawley and Dan Petree. Pursuant to NASDAQ Marketplace Rule 5605(c)(4)(B), the Company has until the earlier of August 18, 2011 or the Company’s next annual meeting of stockholders to cure its failure to comply with the requirements of Marketplace Rule 5605(c)(2)(A); provided, however, that if the Company’s next annual meeting of stockholders occurs on or before February 14, 2011, the Company has until February 14, 2011 to comply with such requirements. The Company is currently in the process of selecting and designating a replacement to fill the Audit Committee member vacancy created by the departure of Mr. Millon.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: August 31, 2010	/s/ Jay D. Kranzler
Jay D. Kranzler
Chairman and Chief Executive Officer